                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

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                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Diametrics Medical, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                           DIAMETRICS MEDICAL, INC.
                               2658 PATTON ROAD
                          ROSEVILLE, MINNESOTA 55113

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 13, 1998

TO THE SHAREHOLDERS OF DIAMETRICS MEDICAL, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders of Diametrics Medical, Inc. (the "Company") will be held at 3:30 p.m. on Wednesday, May 13, 1998, at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

  1. To elect two members to the Board of Directors to serve for a term beginning May 13, 1998 and until their terms expire and until their successors are elected and qualified.

  2. To approve an amendment to the Company's 1990 Stock Option Plan to increase the number of shares authorized for issuance under the Plan.

  3. To approve an amendment to the Company's 1993 Directors' Stock Option Plan to increase the number of shares authorized for issuance under the Plan.

  4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A copy of the Company's annual report is included with this mailing, which is being first made available on approximately the date shown below.

  We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                          By Order of the Board of Directors,

                                          /s/ Kenneth L. Cutler

                                          Kenneth L. Cutler
                                          Secretary

Dated: April 10, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                           DIAMETRICS MEDICAL, INC.
                               2658 PATTON ROAD
                          ROSEVILLE, MINNESOTA 55113

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 13, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diametrics Medical, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 13, 1998, at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota at 3:30 p.m., Minneapolis time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April 10, 1998.

  If the enclosed proxy is properly executed and returned, and if a shareholder specifies a choice on the proxy, shares of the Common Stock, $.01 par value (the "Common Stock"), represented by the proxy will be voted in the manner directed by the shareholder. If the proxy is signed and returned but no direction is made, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the amendment of the Company's 1990 Stock Option Plan and FOR the amendment of the Company's 1993 Directors' Stock Option Plan. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Proxies may be revoked at any time before being exercised, by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date. Any proxy also may be revoked by the shareholder attending the Annual Meeting and voting in person. A notice of revocation need not be on any specific form.

  All holders of the Common Stock whose names appear of record on the Company's books at the close of business on March 27, 1998 will be entitled to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 27, 1998, a total of 20,986,555 shares of Common Stock were outstanding, each share being entitled to one vote. The holders of a majority of the Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. If such quorum shall not be present or represented at the Annual Meeting, the shareholders present or represented at the Annual Meeting may adjourn the Annual Meeting from time to time without notice other than announcement at the Annual Meeting until a quorum shall be present or represented. Officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or in person. Expenses in connection with the solicitation of proxies will be paid by the Company.

  So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

  A copy of the Company's Annual Report for the year ended December 31, 1997 is being furnished to each shareholder with this Proxy Statement.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

  The Company's Articles of Incorporation provide for a "classified board" of directors. The number of members of the Board of Directors is currently set at six, and the directors are divided into three classes comprised as follows:
(i) Gerald L. Cohn and Mark B. Knudson, Ph.D., whose terms expire at the Annual Meeting; (ii) David T. Giddings, Andre de Bruin and Richard A. Norling, whose terms expire at the annual meeting in 1999; and (iii) Roy S. Johnson, whose term expires at the annual meeting in 2000 (or, in all cases, when their respective successors are elected and qualified). The Board has nominated Mr. Cohn and Dr. Knudson for reelection to the Board of Directors at the Annual Meeting for terms expiring at the annual meeting in 2001. The nominees have indicated a willingness to serve, but in case a nominee is not a candidate at the meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. The other directors of the Company will continue in office for their existing terms.

  Certain biographical information furnished by the Company's current directors and nominees for director is presented below.

NAME                                      AGE              POSITION
----                                      ---              --------
David T. Giddings (/1/)..................  54 President, Chief Executive Officer
                                               and Chairman of the Board
Gerald L. Cohn (/2/)(/3/)................  69 Director
Andre de Bruin (/1/)(/3/)................  51 Director
Roy S. Johnson (/1/).....................  45 Director
Mark B. Knudson, Ph.D. (/2/).............  49 Director
Richard A. Norling (/2/)(/3/)............  52 Director

--------
(1) Member of the Nominating Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Audit Committee of the Board of Directors.

  Mr. Giddings was appointed Chairman of the Board of Directors, President and Chief Executive Officer of the Company in April 1996. Mr. Giddings was formerly President and Chief Operating Officer of the United States operations of Boehringer Mannheim Corporation ("BMC"), a global leader in diagnostics products. He joined BMC in 1992 after a 26 year career with Eastman Kodak Company, where he held a number of senior management positions, including General Manager and Vice President of Marketing and Sales, clinical products division. He also served as Vice President and General Manager of Kodak's imaging information system group and of its printing and publishing division.

  Mr. Cohn has been a director of the Company since June 1996 and has been a private investor and consultant since 1991. Mr. Cohn is also a consultant to and a director of DVI Inc., a health care finance company, and a director of Niagara Steel Corporation, a steel manufacturing company.

  Mr. de Bruin has been a director of the Company since June 1996. He was appointed President and Chief Executive Officer of Somatogen, Inc. on July 13, 1994, and was elected Chairman of the Board on January 22, 1996. From 1989 until he joined Somatogen, he was Chairman, President and Chief Executive Officer of the United States operations of Boehringer Mannheim Corporation, a global leader in diagnostic products. Mr. de Bruin is also a director of Metabolex, Inc., a privately held company founded to develop therapeutics for diabetes and related metabolic diseases, and Quidez Corporation, a public company engaged in point-of-care in-vitro diagnostics.

  Mr. Johnson joined the Company in November 1996 as an Executive Vice President, and the President and Managing Director of Diametrics Medical, Ltd. ("DML"), a subsidiary of the Company acquired in November 1996 with the purchase of Biomedical Sensors, Ltd. ("BSL"). DML markets a line of indwelling monitoring systems for continuous blood and tissue assessment of critically ill patients. Beginning in 1977, Mr. Johnson served in a number of management positions for the predecessors of the BSL business, most recently as President and Chief Executive Officer while it was a subsidiary of Orange Medical Instruments, Inc. and later when it was an operating unit of Pfizer Inc. Mr. Johnson started his career in 1974 with Burroughs Welcome in pharmaceutical production management and was the head of manufacturing in Burroughs' Sidney, Australia subsidiary.

  Dr. Knudson has been a director of the Company since March 1990. Since 1989, Dr. Knudson has been a Managing Partner of Medical Innovation Partners ("MIP") and, since 1993, a Managing Venture Partner of Medical Innovation Partners II ("MIP II"), each a private investment partnership active in the formation, management, financing and development of start-up medical technology and service companies. MIP and MIP II are the general partners, respectively, of Medical Innovation Fund, a Limited Partnership, and Medical Innovation Fund II, a Limited Partnership. Dr. Knudson is also a director of InControl, Inc., Integ Inc. and Heartstream, Inc.

  Mr. Norling has been a director of the Company since June 1996. He is the Chief Operating Officer and a director of Premier, Inc. From July 1989 to September 1997, he was President and Chief Executive Officer of Fairview Hospital and HealthCare Services. From June 1988 to June 1989, Mr. Norling was Executive Vice President and Chief Operating Officer of UniHealth America ("UniHealth"), a nonprofit system of hospitals and health care organizations headquartered in Burbank, California. Prior to joining UniHealth, Mr. Norling was employed in management positions with a variety of hospitals, HMO's and healthcare related organizations that were predecessors to UniHealth, including Executive Vice President and Chief Operating Officer of LHS Corporation and President and Executive Director of the California Medical Center, both located in Los Angeles. Mr. Norling is also a director of Express Scripts, Inc., a managed care pharmaceutical company.

BOARD COMMITTEES; ATTENDANCE

  The Board of Directors has a Compensation Committee which consists of Dr. Knudson, Mr. Cohn and Mr. Norling. The Compensation Committee held two meetings during the year ended December 31, 1997. The Compensation Committee of the Board of Directors makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board, and administers the Company's 1990 Stock Option Plan.

  The Board of Directors of the Company has an Audit Committee which consists of Messrs. Cohn, de Bruin and Norling. The Audit Committee held two meetings during the year ended December 31, 1997. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and its system of internal controls, and reports the results of their review to the full Board and to management.

  The Board of Directors of the Company has a Nominating Committee which consists of Messrs. Giddings, de Bruin and Johnson. The Nominating Committee held one meeting during the year ended December 31, 1997. The Nominating Committee of the Board of Directors makes recommendations concerning members of the Board of Directors and other matters relevant to the Company's organizational structure.

  During the year ended December 31, 1997, the Board of Directors held six meetings. All incumbent directors attended at least 75% of the aggregate of those meetings of the Board and committees of which they were members that were held while they were serving on the Board or on such committees. The Company's Board and committees also act from time to time by written consent in lieu of meetings.

DIRECTOR COMPENSATION

  Members of the Board of Directors who are not employees of the Company receive an annual retainer of $8,000 and $2,000 per Board meeting attended in person and $500 where the meeting is attended by means of telephonic communication, with the proviso that there shall be not less than six Board meetings in any 12-month period. In addition, each non-employee member of the Board of Directors of the Company serving on the Compensation Committee, the Audit Committee and the Nominating Committee receives $500 per committee meeting attended. Each non-employee Director may elect, not later than the last day of the Company's fiscal year, to be granted stock options in lieu of the compensation and fees otherwise payable to such Director for the next fiscal year. Such options shall be granted in quarterly installments on the last day of each fiscal quarter in which such compensation and fees are earned, to be fully exercisable immediately. The number of shares covered by each option shall be determined by dividing the total amount of compensation and fees payable at the end of each quarter by the option value of one share on the date of grant. All Directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees.

  Non-employee Directors are eligible to participate in the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan, as amended, provides for an automatic grant of nonqualified stock options to purchase 18,000 shares of Common Stock to non-employee Directors of the Company on the date such individuals become directors of the Company (the "Initial Grant"), and an option to purchase 8,000 shares of Common Stock on each subsequent annual shareholder meeting date (a "Subsequent Grant"), subject to certain limitations.

  Options granted in connection with the Initial Grant vest and become exercisable as to 50% of such shares on the twelve month anniversary of the date of such Initial Grant and 25% at each such successive anniversary date thereafter if the holder remains a director on such dates. Options granted on the date of each annual meeting of shareholders become exercisable six months subsequent to the date of grant.

  The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the election of the nominees for director.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                            EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and its other executive officers. The disclosure requirements for these individuals include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of the report requirement, the Compensation Committee of the Board of Directors (the "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

 Overview

  The Committee is responsible for establishing and making certain recommendations to the Board of Directors concerning executive compensation, including annual base salaries, grants of stock options and other benefits. The Committee is composed entirely of independent outside directors of the Company. The Committee annually reviews and evaluates the Company's corporate performance, compensation levels and equity ownership of its executive officers. The goal of the Committee is to establish compensation policies and programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus on the Company's long-term strategic goals by aligning their financial interests closely with long-term shareholder interests.

  The Committee intends to make the executive compensation program competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company's long-term market performance. For this purpose, the Committee compares the Company with a selected group of emerging growth companies with similar business characteristics and strategies, and has considered the recommendations of Shuman Management Consulting as independent compensation consultants to the Company.

  In evaluating compensation relative to Company performance, the Committee considers specific objective goals, such as the Company's stock performance, its operating revenues and earnings, and its progress toward profitability. The Committee also ties compensation to performance goals that involve a more subjective element and take into account the achievement of nonfinancial goals such as the introduction of new products, development of the Company's sales and marketing force and growing market acceptance of the Company's products.

 Executive Compensation Program

  The components of the Company's executive compensation program which are subject to the discretion of the Committee on an individual basis consist primarily of base salaries, bonuses and stock options. The ultimate composition of executive compensation reflects the Company's goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal performance over the long term. In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and provide incentive for reaching further performance goals.

  Base Salary and Bonus. Annual base salaries and bonuses are established as a result of the Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group.

  Stock Options. The Company's 1990 Stock Option Plan (the "Stock Option Plan") is designed to align a portion of executive and other senior employee compensation with the long-term interests of shareholders. The stock options give the holder the right to purchase shares of the Common Stock over a ten-year period at the fair market value per share as of the date the option is granted. In addition to options, the Stock Option Plan permits the granting of several types of stock-based awards, including stock bonuses, and the Committee has granted performance-based stock bonuses.

  In determining whether to grant options to an executive officer, the Committee typically considers the individual's performance as such performance relates to the achievement of Company objectives and any planned change in functional responsibility. Although the stock option position of executive officers generally is reviewed on an annual basis, the Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Committee may or may not grant additional options at its discretion. The determination of whether any additional options will be granted to an executive officer is based on a number of factors, including Company performance, individual performance and levels of options granted by the comparable companies referred to above.

 Compensation of Chief Executive Officer

  Compensation for the Chief Executive Officer consists of the following components: base salary, incentive bonus and stock options. Mr. Giddings joined the Company in April 1996 as Chief Executive Officer. His 1997 base salary remained unchanged from 1996 at $300,000. Reflecting the Committee's favorable view of Mr. Giddings' individual performance and contributions to the Company, he was awarded a bonus of $180,000. He was also granted stock options to purchase 100,000 shares of Common Stock in 1997. As part of his 1996 compensation, Mr. Giddings received a $100,000 signing incentive advance, to be earned in equal increments of $33,333 per year over a period of three years. Should Mr. Giddings elect to leave the Company prior to the end of the three year period, the unearned portion of this incentive will be returned to the Company.

  Mr. Giddings' original compensation package was established by the Committee based on the general experience of the Committee members in dealing with compensation matters at other emerging growth companies, and was designed to attract an individual with Mr. Giddings' abilities and experience to the Company. The Committee believes that stock options granted to Mr. Giddings provide a significant and appropriate tie between overall compensation and the performance of the Company over the long term.

 Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), did not affect the deductibility of compensation paid to the Company's executive officers in 1997 and will not affect the deductibility of such compensation expected to be paid in 1998. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

                                          MARK B. KNUDSON,
                                          GERALD L. COHN and
                                          RICHARD A. NORLING
                                          The Members of the Compensation
                                           Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Dr. Knudson, Mr. Cohn and Mr. Norling served as members of the Company's Compensation Committee during 1997. Dr. Knudson is a limited partner of MIP, the general partner of Medical Innovation Fund. During the first half of 1997, the Company made the final payments under a sublease agreement with FIM, Inc. ("FIM"), a wholly-owned subsidiary of Medical Innovation Fund. Pursuant to this agreement, FIM leased approximately $1,300,000 in laboratory and computer equipment from an unrelated third party, which equipment was, in turn, subleased by the Company from FIM on the same terms as the original lease. The Company's lease obligations were guaranteed by Medical Innovation Fund. The Company paid FIM an amount equal to FIM's lease payments. In connection with this sublease, the Company issued warrants to purchase an aggregate of 290,994 shares of Common Stock at a weighted average exercise price of $2.25 per share to Medical Innovation Fund. The Company has also obtained equipment financing of approximately $1,558,000 and has a $1,000,000 receivable-based line of credit through DVI, Inc., of which Mr. Cohn is a director.

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other most highly compensated executive officers of the Company whose salary and bonus earned in the fiscal year ended December 31, 1997 exceeded $100,000 for services rendered:

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                             COMPENSATION
                                                                AWARDS
                                                             ------------
                                          ANNUAL
                                       COMPENSATION             STOCK
                                     -----------------         OPTIONS     ALL OTHER
                                YEAR  SALARY   BONUS           (SHARES)   COMPENSATION
                                ---- -------- --------         --------   ------------
David T. Giddings               1997 $300,000 $180,000         100,000          --
 President, Chief Executive     1996  216,923  235,000 (/2/)   500,000          --
  Officer and Chairman          1995      --       --              --           --
  of the Board (/1/)
Roy S. Johnson                  1997 $166,400 $ 40,350          25,000      $38,300 (/4/)
 Executive Vice President and   1996    9,400      --          150,000          --
  President and Managing        1995      --       --              --           --
  Director of DML (/3/)
Laurence L. Betterley           1997 $159,615 $ 47,885          75,000          --
 Senior Vice President and      1996   53,077      --           75,000          --
  Chief Financial Officer (/5/) 1995      --       --              --           --
James R. Miller                 1997 $164,415 $ 39,460          25,000      $   --
 Senior Vice President of Sales 1996  159,014   47,340          24,000       57,023 (/7/)
  and Marketing and             1995  143,269   25,000         100,000       88,839 (/7/)
  Commercial Development (/6/)

--------
(1) Mr. Giddings was employed by the Company on April 12, 1996.
(2) Includes a $100,000 signing incentive advance, earned in equal increments of $33,333 per year over a period of three years. Should Mr. Giddings elect to leave the Company prior to the end of the three year period, the unearned portion will be returned to the Company.
(3) Mr. Johnson was employed by the Company on November 6, 1996, as part of the Company's acquisition of Biomedical Sensors, Ltd., now known as Diametrics Medical, Ltd.
(4) Includes Company pension plan contributions made on Mr. Johnson's behalf and Company expenses related to Mr. Johnson's use of a Company automobile.
(5) Mr. Betterley was employed by the Company on August 26, 1996.
(6) Mr. Miller was employed by the Company on March 20, 1995.
(7) Includes relocation-related tax and expense reimbursements.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

  Except as provided below, none of the Company's executive officers has a written employment agreement. The Company has a letter agreement with David T. Giddings which provides for one year of severance if he is dismissed for reasons other than "cause" as defined in the agreement. In addition, Mr. Giddings will receive an additional year of severance if there is a change in control of the Company resulting from a merger or acquisition in which the price paid for the Company is equal to or greater than $18.00 per share of Common Stock. Mr. Giddings' stock options will vest immediately in the event of such a change in control. The severance arrangements for the Company's executive officers in the event of a change in control are being reviewed by the Compensation Committee and will be revised in 1998.

  As described below in footnote (1) to the table entitled "Option Grants During the Year Ended December 31, 1997," the exercisability of options granted to named executive officers is accelerated in the event of a "change in control" involving the Company.

STOCK OPTIONS

  The following table summarizes option grants during the year ended December 31, 1997 to the executive officers named in the "Summary Compensation Table" above:

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1997

                                       % OF                                   POTENTIAL
                                       TOTAL                              REALIZABLE VALUE
                                      OPTIONS                             AT ASSUMED ANNUAL
                         NUMBER OF    GRANTED                              RATES OF STOCK
                           SHARES       TO                               PRICE APPRECIATION
                         UNDERLYING  EMPLOYEES                           FOR OPTION TERM (3)
                          OPTIONS    IN FISCAL EXERCISE PRICE EXPIRATION -------------------
NAME                     GRANTED (1) YEAR 1997  PER SHARE (2)    DATE       5%        10%
----                     ----------  --------- -------------- ---------- -------- ----------
David T. Giddings.......  100,000        22%      $4.380       3/11/07   $275,456 $1,136,059
Roy S. Johnson..........   25,000         6        8.000        8/6/07    125,779    518,748
Laurence L. Betterley...   50,000        11        5.0625      1/30/07    159,189    656,541
                           25,000         6        8.000        8/6/07    125,779    518,748
                          -------       ---                              -------- ----------
                           75,000        17                               284,968  1,175,290
James R. Miller.........   25,000         6        8.000        8/6/07    125,779    518,748

--------
(1) Each option represents the right to purchase one share of Common Stock and all grants were made pursuant to the Stock Option Plan. Stock options were granted to Messrs. Johnson, Miller and Betterley in August 1997 and become exercisable with respect to one-quarter of the shares on each of the first four anniversaries of the grant date. Stock options were also granted to Mr. Betterley in January 1997, and became exercisable with respect to one-fifth of the shares on the date of grant and will become exercisable with respect to an additional one-fifth on each of the first four anniversaries of the date of grant. The stock option grant to Mr. Giddings was made in March 1997. It will become exercisable with respect to one-quarter of the shares on each of the first four anniversaries of the date of grant. To the extent not already exercisable, the options granted to all four individuals become exercisable in the event of a "change in control" (as defined in the stock option agreements) involving the Company.
(2) The exercise price is equal to the fair market value of the Common Stock on the date of grant in the case of each of such grants. The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise equal to the option price or a combination of cash and shares of Common Stock.
(3) The compounding assumes a ten year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

  The following table summarizes the value realized upon exercise of options in the year ended December 31, 1997 and the value of options held at December 31, 1997 by the executive officers named in the "Summary Compensation Table" above:

         AGGREGATE OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1997 AND
                  AGGREGATE OPTION VALUES AT DECEMBER 31, 1997

                                                                            VALUE OF UNEXERCISED
                          SHARES              NUMBER OF SECURITIES              IN-THE-MONEY
                         ACQUIRED            UNDERLYING UNEXERCISED              OPTIONS AT
                            ON     VALUE       OPTIONS AT 12/31/97                12/31/97
NAME                     EXERCISE REALIZED (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE(1))
----                     -------- -------- --------------------------  ------------------------------
David T. Giddings.......   --       --          175,000/425,000               $     0/$118,250
Roy S. Johnson..........   --       --           37,500/137,500               $30,469/$ 91,406
Laurence L. Betterley...   --       --            60,000/90,000               $59,375/$ 47,188
James R. Miller.........   --       --            76,000/73,000               $ 5,000/$  2,500

--------
(1) Value based on the difference between the fair market value of the shares of Common Stock at December 31, 1997 ($5.5625) and the exercise price of the options.

                         COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total shareholder return on the Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Non-Financial Industry Index over the same period for the period from June 14, 1994 (the date of the initial public offering of the Common Stock) to December 31, 1997 (assuming the investment in the Common Stock and each index was $100 on June 14, 1994, and that dividends, if any, were reinvested).

           COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JUNE 14, 1994
         AMONG DIAMETRICS MEDICAL, INC., THE NASDAQ STOCK MARKET INDEX
                  AND THE NASDAQ NON-FINANCIAL INDUSTRY INDEX





                       [PERFORMANCE GRAPH APPEARS HERE]



                                    6/14/94 12/30/94 12/29/95 12/31/96 12/31/97
                                    ------- -------- -------- -------- --------
Diametrics Medical, Inc............ $100.00 $ 84.00  $ 78.00  $ 70.00  $ 89.00
Nasdaq Stock Market Index..........  100.00  102.84   145.36   178.88   219.51
Nasdaq Non-Financial Industry
 Index.............................  100.00  104.60   145.68   177.15   207.88

                             CERTAIN TRANSACTIONS

  On January 30, 1997, the Company completed the sale in a private placement (the "Private Placement") of 750,000 shares of the Company's Series I Junior Participating Preferred Stock (the "Preferred Stock"), at a price of $16.00 per share. Each purchaser of Preferred Stock also received a detachable warrant to purchase one share of Common Stock for each share of Preferred Stock purchased, with an exercise price (subject to adjustment) equal to $5.0625 per share (the "Warrants"). The Company received net proceeds of approximately $11,900,000 in connection with the Private Placement, and received further proceeds of approximately $3,800,000 upon exercise of the Warrants, as described below. The proceeds of the Private Placement have been and are being used for working capital. The Board of Directors determined that it was in the Company's best interests to complete the Private Placement, given the Company's need for additional capital.

  Gerald L. Cohn, Mark B. Knudson and Fred E. Silverstein, current or former directors of the Company (or in some cases, entities in which they hold interests), purchased 25,000, 4,148 and 1,250 shares, respectively, and Laurence L. Betterley, Senior Vice President and CFO of the Company, purchased 3,125 shares of the Preferred Stock in the Private Placement, in each case on the same terms and conditions as the purchasers who are not affiliated with the Company.

  Each share of Preferred Stock, when issued, was convertible automatically into four shares of the Company's Common Stock upon the happening of certain events. On April 10, 1997, all 750,000 shares of Preferred Stock were converted into 3,000,000 shares of the Company's Common Stock in accordance with their original terms. On August 4, 1997, the Company called the Warrants, resulting in the issuance of 750,000 shares of Common Stock at $5.0625 per share. The Company has registered the Common Stock issued upon conversion of the Preferred Stock and the Common Stock issued upon exercise of the Warrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  For a discussion of certain Company transactions with Dr. Knudson and Mr. Cohn, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation" above.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Common Stock, as of February 28, 1998 by: (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock,
(ii) each of the Company's directors and nominees for director, (iii) each of the officers named under the "Summary Compensation Table" above and (iv) all directors, nominees and executive officers of the Company as a group:

                                                            NUMBER OF
                                                              SHARES    PERCENT
                                                           BENEFICIALLY   OF
NAME OF BENEFICIAL OWNER                                   OWNED (/1/)   CLASS
------------------------                                   ------------ -------
Investment Advisors, Inc. (/2/)...........................  2,017,400     9.7
 733 Marquette
 Investors Building, 5th Floor
 Minneapolis, MN 55479-0047
Amarfour, L.L.C. (/3/)....................................  1,789,100     8.6
 200 West Madison Street
 Suite 3800
 Chicago, IL 60606
State of Wisconsin Investment Board (/4/).................  1,362,800     6.5
 P.O. Box 7842
 Madison, WI 53707
Timothy A. Stepanek (/5/).................................  1,172,366     5.6
 4422 IDS Center
 80 South Eighth Street
 Minneapolis, MN 55402
David T. Giddings (/6/)...................................    283,229     1.4
Gerald L. Cohn (/7/)......................................    220,921     1.1
Mark B. Knudson, Ph.D. (/8/)..............................    189,070      *
James R. Miller (/9/).....................................     90,943      *
Laurence L. Betterley (/1//0/)............................     89,205      *
Roy S. Johnson (/1//1/)...................................     37,500      *
Andre de Bruin (/1//2/)...................................     36,250      *
Richard A. Norling (/1//3/)...............................     11,250      *
All directors and executive officers as a group (8
 persons) (/1//4/)........................................    958,368     4.6

--------
*   Less than 1%.
 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 10, 1998 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
 (2) In a Schedule 13G dated as of January 30, 1998, Investment Advisors, Inc. ("IAI") indicated (i) that it is the beneficial owner of 1,074,600 shares of Common Stock, (ii) that it has sole voting and dispositive power with respect to 853,600 of such shares and shared voting and dispositive power with respect to 221,000 of such shares, and (iii) that all of such shares are held by various custodial institutions for the benefit of clients of IAI, none of whom individually own beneficially more than 5% of the Common Stock. Pursuant to a telephone conversation between the Company and IAI, IAI confirmed that it beneficially owns 2,017,400 shares of the Company's Common Stock. IAI is an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940.

 (3) In a Schedule 13D dated as of January 21, 1998, Amarfour, L.L.C. ("Amarfour") indicated that it is the beneficial owner of 1,789,100 shares of Common Stock, with sole voting and dispositive power with respect to such shares. Amarfour also indicated that an affiliate of Amarfour received 25,319 shares of Common Stock through a distribution by Frazier Healthcare Investments, L.P. Amarfour disclaims beneficial ownership of such shares.
 (4) In a Schedule 13G dated as of January 20, 1998, the State of Wisconsin Investment Board indicated that it is the beneficial owner of 1,362,800 shares of Common Stock with sole voting and dispositive power with respect to such shares.
 (5) In a Schedule 13D dated as of September 22, 1997, Timothy A. Stepanek indicated (i) that he is the beneficial owner of 1,172,366 shares of Common Stock, (ii) that he has sole voting and dispositive power with respect to 269,099 of such shares and shared voting and dispositive power with respect to 903,267 of such shares, and (iii) that 831,017 of such shares were held by Parsnip River Company, a Limited Partnership ("Parsnip"), and 72,250 of such shares were held by Mr. Stepanek or members of his immediate family. The Schedule 13D related to the beneficial ownership of shares by Mr. Stepanek personally and as a managing general partner of Parsnip and as the trustee of that certain Trust U/A dated August 3, 1935 with David J. Winston, Trustor. Mr. Stepanek is a former director of the Company.
 (6) Includes 275,000 shares of Common Stock issuable upon exercise of outstanding options.
 (7) Includes 126,899 shares of Common Stock held by the Gerald L. Cohn Revocable Trust and 1,000 shares owned by Mr. Cohn's spouse. Also includes 11,250 shares of Common Stock issuable upon exercise of outstanding options.
 (8) Includes 13,000 shares of Common Stock issuable upon the exercise of outstanding options. Excludes 418,666 shares of Common Stock held by Medical Innovation Fund ("MIF") and 237,806 shares of Common Stock held by Medical Innovation Fund II ("MIF II"), as well as 290,994 shares of Common Stock issuable upon the exercise of certain warrants held by MIF. Medical Innovation Partners ("MIP") and Medical Innovation Partners II ("MIP II") are, respectively, the general partners of MIF and MIF II. Dr. Knudson is a limited partner of MIP and a general partner of MIP II. Dr. Knudson disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests in such partnerships.
 (9) Includes 86,000 shares of Common Stock issuable upon the exercise of outstanding options.
(10) Includes 69,500 shares of Common Stock issuable upon the exercise of outstanding options.
(11) Includes 37,500 shares of Common Stock issuable upon exercise of outstanding options.
(12) Includes 35,250 shares of Common Stock issuable upon exercise of outstanding options.
(13) Includes 11,250 shares of Common Stock issuable upon exercise of outstanding options.
(14) See Notes (6)-(13) above.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that a statement of change in beneficial ownership on Form 4 was not timely filed by Mr. Miller to reflect a grant of stock options in July of 1996, but such change was subsequently reported on Form 4.

               PROPOSAL TWO: AMENDMENT OF 1990 STOCK OPTION PLAN

  The Board of Directors has approved, subject to shareholder approval, an amendment to the Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 3,000,000 shares to 3,750,000 shares. As of December 31, 1997, the Company had outstanding options to purchase an aggregate of 2,387,797 shares, at a weighted average exercise price of $5.26 per share, pursuant to the Stock Option Plan. The Board of Directors believes that the Stock Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Stock Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

  The Stock Option Plan was approved by the Board of Directors in June 1990, amended in July 1992 and June 1993 and approved by the Company's shareholders in June 1993. The Stock Option Plan was amended by the shareholders in 1996 to increase the number of shares of Common Stock available for issuance thereunder from 1,740,000 to 3,000,000 shares. The Stock Option Plan was further amended by the Board of Directors in 1997 to allow for transferability of nonincentive stock options by optionholders to members of their immediate family or trusts for the benefit of the optionholder or members of his or her immediate family.

  The Board of Directors may amend or discontinue the Stock Option Plan at any time. Subject to certain provisions of the Stock Option Plan, no amendment of the Stock Option Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Stock Option Plan, (ii) decrease the minimum price, (iii) extend the maximum term, or (iv) modify the eligibility requirements for participation in the Stock Option Plan. The Board of Directors may not alter or impair any option or award previously granted under the Stock Option Plan without the consent of the holder of the option.

  Pursuant to the Stock Option Plan, executive officers, other full or part-time employees, consultants or independent contractors of the Company may receive options to purchase Common Stock. The Stock Option Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Stock Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Stock Option Plan also provides for grants of stock appreciation rights ("SARs"), restricted stock awards and performance awards. The Stock Option Plan is administered by the Compensation Committee; however, the Compensation Committee may delegate to the Chief Executive Officer of the Company the right to grant awards with respect to participants who are not subject to Section 16(b) of the Securities Exchange Act of 1934.

  The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Stock Option Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the "employer"). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

  The tax consequences of the grant of an SAR are generally governed by
Section 83 of the Code. At the time an SAR is granted, an optionholder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

  The tax consequences of restricted stock and performance awards (collectively hereinafter referred to as "deferred awards") also are governed by Section 83 of the Code. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if the Corporation properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

  Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such date.

  As of December 31, 1997, there were outstanding options to purchase an aggregate of 2,387,797 shares of Common Stock under the Stock Option Plan, including outstanding options granted to executive officers as follows: David
T. Giddings (600,000); Roy S. Johnson (175,000); Laurence L. Betterley (150,000); and James R. Miller (149,000). Future grants of options and awards to executive officers and other employees under the Stock Option Plan are not determinable.

  The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Stock Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1990 STOCK OPTION PLAN.

        PROPOSAL THREE: AMENDMENT OF 1993 DIRECTORS' STOCK OPTION PLAN

  The Board of Directors has approved, subject to shareholder approval, an amendment to the Directors' Plan to increase the number of shares of Common Stock available for issuance thereunder from 217,500 shares to 367,500 shares. The purpose of the Directors' Plan is to attract and retain the best available individuals for service as directors of the Company and provide additional incentive to the non-employee Directors of the Company to serve as directors. As of December 31, 1997, the Company had outstanding options to purchase an aggregate of 122,000 shares, at a weighted average exercise price of $6.13 per share, pursuant to the Directors' Plan. In light of the Initial and Subsequent Grants of stock options pursuant to the Directors' Plan, and the ability of non-employee Directors to elect to receive stock options in lieu of annual compensation and fees, the Board of Directors believes that approval of the proposed amendment to increase the number of authorized shares under the Directors' Plan will assure that sufficient shares are available to enable the Company to achieve the objectives of the Directors' Plan.

  The Directors' Plan provides for an automatic Initial Grant of nonqualified stock options to non-employee Directors on the date such individuals become directors of the Company, and Subsequent Grants of nonqualified stock options on each subsequent annual shareholder meeting date, subject to certain limitations. The Board of Directors approved an amendment to the Directors' Plan, effective August 14, 1997, to increase the number of shares of Common Stock subject to the Initial Grant of options thereunder from 14,500 shares to 18,000 shares and the number of shares of Common Stock subject to the Subsequent Grants of options thereunder from 4,000 shares to 8,000 shares. Based on a review of similar plans of other public companies and the recommendations of Shuman Management Consulting as independent compensation consultants to the Company, the Board of Directors believed that an increase in the number of shares subject to the Initial Grant of options and the Subsequent Grants of options under the Directors' Plan is consistent with the plans of other public companies and is desirable in order to attract qualified individuals to serve as the Company's directors. The Directors' Plan was also amended to provide for transferability of options by optionholders to members of their immediate family or trusts for the benefit of the optionholder or members of his or her immediate family.

  The Directors' Plan is designed to operate automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors. Only non-employee Directors are eligible to participate in the Directors' Plan. In the event of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, all outstanding options will become exercisable in full at least ten days prior to such event on such conditions as the Board shall determine, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

  The Board may at any time amend, alter, suspend, or discontinue the Directors' Plan, but no amendment, alteration, suspension or discontinuance may be made that would impair the rights of any optionholder under any grant previously made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, the Company will obtain shareholder approval of any amendment in such a manner and to such a degree as required.

  The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Directors' Plan. The grant of an option under the Directors' Plan is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to a director upon a disposition of shares acquired through the exercise of a non-qualified option granted under the Directors' Plan will depend upon how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired pursuant to such an option.

  Special rules apply to directors under Section 16(b) of the Securities Exchange Act of 1934. Under certain circumstances, shares received pursuant to the exercise of a stock option may be deemed restricted under the Internal Revenue Code of 1986, as amended, for a period of up to six months after the date of exercise resulting in the amount of any ordinary income recognized, and the amount of the Company's tax deduction, being determined as of the end of such period instead of on the date of exercise.

  The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Directors' Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 DIRECTORS' STOCK OPTION PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has served as the Company's independent auditors since 1990 and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any proposal by a shareholder to be presented at the next Annual Meeting must be received at the Company's principal executive offices, 2658 Patton Road, Roseville, Minnesota 55113, no later than December 11, 1998.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Kenneth L. Cutler

                                          Kenneth L. Cutler
                                          Secretary

April 10, 1997

                            DIAMETRICS MEDICAL, INC.
                                2658 Patton Road
                           Roseville, Minnesota 55113

                  Annual Meeting of Shareholders May 13, 1998
          This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned appoints David T. Giddings and Laurence L. Betterley, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Diametrics Medical, Inc. (the "Company") held by the undersigned on March 27, 1998, at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 13, 1998 at 3:30 p.m., at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, and at all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

      Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date and return the proxy in the addressed envelope -- no postage required. Please mail promptly to save further solicitation expenses.

1.  Election of Directors:

      [_] FOR all nominees (except as marked  [_] WITHHOLD AUTHORITY to vote
          to the contrary below)                  for all nominees

To withhold authority to vote for a specific nominee, place a line through such nominee's name below:

                   Gerald L. Cohn     Mark B. Knudson, Ph.D.

2.  Approval of Amendment of 1990 Stock Option Plan:
          FOR  [_]      AGAINST  [_]      ABSTAIN   [_]

3.  Approval of Amendment of 1993 Directors' Stock Option Plan:
          FOR  [_]      AGAINST  [_]      ABSTAIN   [_]

4. To vote with discretionary authority on such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THE PROXY WILL BE VOTED "FOR" ALL PERSONS NAMED IN ITEM 1 ABOVE, AND "FOR" APPROVAL OF ITEMS 2 AND 3 ABOVE. ON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTEREST OF THE COMPANY.

SIGNATURE(S)

_____________________________

_____________________________

Dated _________________, 1998


INSTRUCTION: When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, custodian or guardian, please give full title as such. If shares are held by a corporation, this proxy should be signed in full corporate name by its president or other authorized officer. If a partnership holds the shares subject to this proxy, an authorized person should sign in the name of such partnership.